ORIGINAL ELECTRONICALLY TRANSMITTED TO THE SECURITIES AND EXCHANGE COMMISSION ON
                               DECEMBER 19, 1997

                                                   REGISTRATION NO. 333-     (1)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                             IBM CREDIT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                   DELAWARE                                        22-2351962
 (STATE OR OTHER JURISDICTION OF INCORPORATION        (I.R.S. EMPLOYER IDENTIFICATION NO.)
               OR ORGANIZATION)

                            1133 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 642-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               JOHN J. SHAY, JR.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                             IBM CREDIT CORPORATION
                            1133 WESTCHESTER AVENUE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 642-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.
                              -------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / _____________________
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________________
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS             AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM
       OF SECURITIES                TO BE           OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
      TO BE REGISTERED          REGISTERED(a)        PER UNIT(b)         PRICE(a)(b)       REGISTRATION FEE
Debt Securities.............    $5,000,000,000           100%           $5,000,000,000        $1,475,000

 (a) The initial public offering price of any Debt Securities denominated in any foreign currencies or currency units shall be the U.S. dollar equivalent thereof based on the prevailing exchange rates at the respective times such Debt Securities are first offered. For Debt Securities issued with an original issue discount, the amount to be registered is calculated as the initial accreted value of such Debt Securities.

 (b) Estimated solely for purposes of calculating the registration fee.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                           --------------------------
    (1) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to up to $858,150,000 of Debt Securities previously registered under the Registrant's Registration Statement on Form S-3 (Registration No. 333-26211), less the amount of any such Debt Securities offered on or after the date hereof and prior to the date this Registration Statement shall be declared effective. The amount of the filing fee associated with such securities that was previously paid with the prior Registration Statement is $260,046.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    Subject to Completion December 19, 1997

PROSPECTUS

                             IBM CREDIT CORPORATION
                                DEBT SECURITIES

    IBM Credit Corporation (the "Company") intends from time to time to issue in one or more series up to $5,858,150,000 aggregate amount of its debt securities (the "Securities") or, for Securities denominated in currencies or currency units other than U.S. dollars, the equivalent thereof based on the prevailing exchange rates at the respective times such Securities are first offered, each series of which will be offered on terms to be determined at the time of sale. When a particular series of Securities is offered, a supplement to this Prospectus (a "Prospectus Supplement") will be delivered with this Prospectus setting forth with respect to such series: the designation and principal amount offered; the purchase price and other terms of the offering; the maturity or maturities; the rate (or method of calculation) and time of payment of interest, if any; the authorized denominations; the terms for a sinking, purchase or analogous fund, if any; the terms for redemption or early repayment, if any; the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable; and any listing on a securities exchange.

                               ------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

    The Securities may be sold (i) through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate; (ii) through agents designated from time to time; or (iii) directly to purchasers. The names of any underwriters or agents of the Company involved in the sale of the Securities in respect of which this Prospectus is being delivered and any applicable commissions or discounts are set forth in the Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement. Securities in bearer form are offered only outside the United States and its possessions to non-United States persons or to offices located outside the United States and its possessions of certain United States financial institutions or to certain international organizations and foreign central banks.

                               ------------------

              THE DATE OF THIS PROSPECTUS IS                , 199

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission ("http:/www.sec.gov"). Such reports and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York 10005.

                      DOCUMENTS INCORPORATED BY REFERENCE

    The following document filed by the Company with the Commission pursuant to
Section 13 of the Exchange Act is incorporated by reference into this
Prospectus: the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Securities offered hereby shall be deemed to be incorporated herein by reference.

    The Company will provide without charge to each person to whom this Prospectus has been delivered, on the written or oral request of such person, a copy of any documents incorporated herein by reference, other than exhibits to such documents. Requests for copies of such documents should be directed to Treasurer, IBM Credit Corporation, 1133 Westchester Avenue, White Plains, NY 10604 (telephone: (914) 642-3000).

                                  THE COMPANY

    The principal business of the Company is the financing of IBM products and services. All the outstanding capital stock of the Company is owned by International Business Machines Corporation ("IBM"), a New York corporation. The Company finances the purchase and lease of IBM products and related products and services by customers of IBM in the U.S. and finances inventory and accounts receivable for dealers and remarketers of IBM and non-IBM products and services.

    Pursuant to a Support Agreement between IBM and the Company, IBM has agreed to retain 100% of the voting capital stock of the Company, unless required to dispose of any or all such shares of stock pursuant to a court decree or order of any governmental authority that, in the opinion of counsel to IBM, may not be successfully challenged. IBM has also agreed to cause the Company to have a tangible net worth of at least $1.00 at all times. The Support Agreement provides that it shall not be deemed to constitute a direct or indirect guarantee of IBM to any party of the payment of the principal of, or interest on, any indebtedness, liability or obligation of the Company. The Support Agreement may not be modified, amended or terminated while there is outstanding any debt of the Company, unless all holders of such debt have consented in writing. Accordingly, the Support Agreement will remain in effect as long as any debt of the Company is outstanding, unless all holders of such debt agree otherwise.

    The Company was incorporated in Delaware on March 4, 1981. The Company's principal executive offices are located at 1133 Westchester Avenue, White Plains, NY 10604 and its telephone number is (914) 642-3000.

                                USE OF PROCEEDS

    Unless otherwise indicated in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes.

    The Company expects that it will, on a recurring basis, engage in additional financings in character and amount to be determined as the need arises.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following ratios of earnings to fixed charges have been computed by dividing the sum of net earnings before income taxes and fixed charges, by fixed charges. Fixed charges consist of gross interest on debt and such portion of rental expense deemed to be representative of the interest factor.

                                                                   NINE MONTHS
                                                                      ENDED                        YEAR ENDED
                                                                  SEPTEMBER 30,                   DECEMBER 31,
                                                                -----------------  ------------------------------------------
                                                                      1997           1996       1995       1994       1993
                                                                -----------------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................           1.87           2.02       1.96       2.34       2.07


                                                                  1992
                                                                ---------
Ratio of earnings to fixed charges............................       1.78

                         DESCRIPTION OF THE SECURITIES

    The Securities are to be issued under an Indenture dated as of January 15, 1989, as amended or supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"). The Chase Manhattan Bank is successor to The Chase Manhattan Bank (National Association). The following statements are subject to the detailed provisions of the Indenture, a copy of which is filed as an exhibit to the Registration Statement; whenever particular provisions of the Indenture are referred to, such provisions are incorporated by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Whenever a defined term is referred to and not herein defined, the definition thereof is contained in the Indenture.

GENERAL

    The Indenture provides for the issuance from time to time of Securities in an unlimited aggregate principal amount and an unlimited number of series.

    The Securities are unsecured and will rank PARI PASSU (I.E., without any precedence over each other) with all other unsecured and nonsubordinated debt of the Company.

    Reference is made to the applicable Prospectus Supplement for the following terms of the series of Securities offered thereby: (i) the title of the Securities of such series; (ii) any limit upon the aggregate principal amount of such Securities; (iii) the date or dates on which such Securities will mature or the method of determination of such date or dates; (iv) the rate or rates, or the method of determination thereof, at which such Securities will bear interest, if any, the date or dates from which such interest will accrue and the date or dates such interest will be payable; (v) the place or places where the principal of, and premium and interest, if any, on, such Securities will be payable; (vi) the periods, prices and terms and conditions upon which any such Security may be redeemed, in whole or in part, at the option of the Company;
(vii) any terms for redemption or repurchase pursuant to any sinking fund or analogous provision or at the option of a Holder; (viii) if other than the principal amount thereof, the portion of the principal amount of such Securities that will be payable upon acceleration of maturity (Securities subject to such provisions being referred to as "Original Issue Discount Securities"); (ix) any deletions or modifications of, or additions to, the Events of Default or covenants of the Company under the Indenture with respect to such Securities (including whether the covenants described below under "Covenants--LIMITATIONS ON LIENS" will not apply to such Securities); (x) if other than U.S. dollars, the currency, currencies or currency unit or units in which such Securities will be denominated and in which the principal of, and premium and interest, if any, on, such Securities will be payable; (xi) whether, and the terms and conditions on which, the Company or a Holder may elect payment of principal of, or premium or interest, if any, on, such Securities in a currency, currencies or currency unit or units other than that in which such Securities are stated to be payable;
(xii) the manner of determining the amount of principal of, or premium or interest, if any, on, any such Securities to be determined with reference to an index based on a currency or currency unit other than that in which such Securities are stated to be payable; (xiii) whether such Securities will be issued in fully registered form without coupons ("Registered Securities") or in bearer form with or without coupons ("Bearer Securities"), or any combination thereof, whether such Securities will be issued in the form of one or more global securities (each a "Global Security") and whether such Securities are to be issuable in temporary global form or definitive global form; (xiv) if such Securities are to be issued upon the exercise of warrants, the time, manner and place for such Securities to be authenticated and delivered; (xv) whether and under what circumstances the Company will pay additional amounts to any Holder of such Securities who is not a U.S. Person (as defined herein under "Global Securities--Temporary Global Securities") in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such Securities rather than pay any additional amounts; and (xvi) any other terms of any of such Securities not inconsistent with the Indenture. (Sections 202 and 301)

    Unless otherwise specified in the applicable Prospectus Supplement, (x) the Securities will be Registered Securities and (y) Securities denominated in U.S. dollars will be issued, in the case of

Registered Securities, in denominations of $1,000 or an integral multiple thereof and, in the case of Bearer Securities, in denominations of $5,000.

    If any of the Securities are sold for any foreign currency or currency unit or if the principal of, or premium or interest, if any, on, any of the Securities is payable in any foreign currency or currency unit, the specific terms of such Securities and any other information concerning the restrictions, elections and tax consequences with respect to such Securities and such foreign currency or currency unit will be set forth in the Prospectus Supplement relating thereto.

EXCHANGE, REGISTRATION AND TRANSFER

    Registered Securities of any series will be exchangeable for other Registered Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. If Securities of any series are issuable as both Registered Securities and Bearer Securities, the Bearer Securities of such series (with all unmatured coupons, except as provided below, and all matured coupons in default) will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If a Bearer Security with coupons appertaining thereto is surrendered in exchange for a Registered Security between a Regular Record Date or Special Record Date and the relevant date for payment of interest, such Bearer Security shall be surrendered without the coupon relating to such date for payment of interest. Interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms thereof and of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities (unless otherwise specified in the applicable Prospectus Supplement and permitted by applicable rules and regulations). No service charge will be made for any transfer or exchange of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. (Section 404)

    Securities may be presented for exchange as provided above, and Registered Securities (other than U.S. Book-Entry Securities (as defined under "Global Securities--Definitive Global Securities--U.S. BOOK-ENTRY SECURITIES" below)) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any additional transfer agent designated by the Company for such purpose with respect to any series of Securities and referred to in the applicable Prospectus Supplement. (Sections 404 and 1102) The Company has named the Trustee the Security Registrar under the Indenture. (Section 101) The Company may at any time designate, or rescind the designation of, the Security Registrar or any additional transfer agent or approve a change in the location through which the Security Registrar or any such transfer agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located in Europe. The Company may at any time designate additional transfer agents with respect to any series of Securities. (Section 1102)

    In the event of any redemption in part, the Company will not be required to:
(i) issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 Business Days before any selection of Securities of that series to be redeemed and ending at the close of business on (a) if Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Securities of the series are issuable only as Bearer Securities, the day of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the day of mailing of the relevant notice of redemption; (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 404)

    For a discussion of restrictions on the exchange, registration and transfer of Global Securities, see "Global Securities" below.

PAYMENT AND PAYING AGENTS

    Payment of principal of, and premium and interest, if any, on, Registered Securities will be made in the designated currency or currency unit at the office of such Paying Agent or Paying Agents as the Company may designate from time to time. At the option of the Company payment of any interest on Registered Securities may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 406)

    Payment of principal of, and premium and interest, if any, on, Bearer Securities will be made in the designated currency or currency unit at the offices of such Paying Agents outside the United States as the Company may designate from time to time. On the applicable payment date therefor, payments of principal of, and premium, if any, on, Bearer Securities will be made against surrender of such Securities, and payment of interest on Bearer Securities with coupons appertaining thereto on any Interest Payment Date will be made only against surrender of the coupon relating to such Interest Payment Date. (Sections 410 and 1102) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of, and premium and interest, if any, on, Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1102)

    Unless otherwise indicated in the applicable Prospectus Supplement, the Corporate Trust Office of the Trustee in The City of New York will be designated as the Company's Paying Agent for payments with respect to Securities that are issuable solely as Registered Securities and as the Company's Paying Agent in The City of New York for payments with respect to Securities (subject to the limitations described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States initially designated by the Company for Securities of a series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Securities of such series are listed on The London Stock Exchange Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the Securities of such series. (Section 1102)

    Unless otherwise indicated in the applicable Prospectus Supplement, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or Coupon shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture or of such Security or Coupon) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, as the case may be, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day at such Place of Payment. (Section 113)

    All moneys paid by the Company to a Paying Agent for the payment of principal of, and premium and interest, if any, on, any Security or coupon that remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company and the Holder of such Security or coupon will thereafter look only to the Company for payment thereof. (Section 1103)

GLOBAL SECURITIES

    The Securities of a series may be issued in whole or in part as one or more Global Securities in either registered or bearer form and in either temporary or definitive form. The Global Security or Securities of a series will be deposited with, or on behalf of, a depositary located in the United States (a "U.S. Depositary") or a common depositary outside the United States ( a "Common Depositary") identified in the Prospectus Supplement relating to such series. All temporary or definitive Global Securities in bearer form will be deposited with a Common Depositary.

    The specific terms of the depositary arrangement with respect to any Securities of a series issued in global form will be described in the Prospectus Supplement relating to such series. The Company may treat a Person having a beneficial interest in a definitive Global Security as the Holder of such principal amount of Outstanding Securities represented by such definitive Global Security as shall be specified in a written statement of the Holder of such definitive Global Security, or, in the case of a definitive Global Security in bearer form, of Euroclear or CEDEL, which is delivered to the Trustee by such Person. (Section 411) None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 411) The Company anticipates that the following provisions will apply to all depositary arrangements with a U.S. Depositary or Common Depositary.

  TEMPORARY GLOBAL SECURITIES

    If so specified in the applicable Prospectus Supplement, all or any portion of the Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, without interest coupons, to be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank S.A. ("CEDEL") for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in the applicable Prospectus Supplement, each such temporary Global Security will be exchangeable for definitive Securities in bearer form, registered form, definitive global bearer form or any combination thereof, as specified in the applicable Prospectus Supplement. No Bearer Security (including a Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 402 and 403)

    See the applicable Prospectus Supplement for a description of the requirements for certification of ownership by non-United States persons that will apply prior to (i) the issuance of a definitive Bearer Security or (ii) the payment of interest on an Interest Payment Date that occurs before the issuance of a definitive Bearer Security.

    As used herein, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or an estate or trust the income of which is subject to United States Federal income taxation regardless of its source, and "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

  DEFINITIVE GLOBAL SECURITIES

    BEARER SECURITIES. If any Securities of a series are issuable in definitive global bearer form, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interest in any such definitive global Bearer Security may exchange such interests for Securities of such series and of like tenor and principal amount in any authorized form and denomination. No Bearer Security delivered in exchange for a portion of a definitive global Bearer Security will be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 404) Principal of, and premium and interest, if any, on, a definitive global Bearer Security will be payable in the manner described in the applicable Prospectus Supplement.

    U.S. BOOK-ENTRY SECURITIES. If Securities of a series are to be represented by a definitive global Registered Security to be deposited with or on behalf of a U.S. Depositary, such Securities ("U.S. Book-Entry Securities") will be represented by a definitive Global Security registered in the name of the U.S. Depositary or its nominee. Upon the issuance of a definitive Global Security registered in the name of the U.S. Depositary, the U.S. Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the U.S. Book-Entry Securities represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited shall be designated by the underwriters or agents for the sale of such U.S. Book-Entry Securities or by the Company, if such Securities are offered and sold directly by the Company. Ownership of U.S. Book-Entry Securities will be limited to participants or persons that may hold interests through participants. Ownership of U.S. Book-Entry Securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by the U.S. Depositary or its nominee for the applicable definitive Global Security or by participants or persons that hold through participants. So long as the U.S. Depositary, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the U.S. Book-Entry Securities represented by such Global Security for all purposes under the Indenture. Payment of principal of, and premium and interest, if any, on, U.S. Book-Entry Securities will be made to the U.S. Depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such U.S. Book-Entry Securities. Owners of U.S. Book-Entry Securities will not be entitled to have such Securities registered in their names in the Security Register, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to purchase or transfer U.S. Book-Entry Securities.

    The Company expects that the U.S. Depositary for U.S. Book-Entry Securities of a series, upon receipt of any payment of principal of, or premium or interest, if any, on, the related definitive Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

COVENANTS

    LIMITATIONS ON LIENS. The Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or suffer to exist any indebtedness for money borrowed or any bonds, debentures, notes or other similar evidences of indebtedness, whether or not for money borrowed, ("Debt") which are secured by any pledge of, or mortgage, security interest or other lien ("lien") on, any property or assets, whether now owned or hereafter acquired, of the Company or any Restricted Subsidiary, or any shares of stock or Debt of any Restricted Subsidiary, without effectively providing that the Securities (together with, if the Company so determines, any other Debt of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such Debt, so long as such Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt of the Company and its Restricted Subsidiaries would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; PROVIDED, HOWEVER, that this restriction will not apply to: (1) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (2) liens on property, shares of stock or debt existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; (3) liens on physical property, shares of stock or debt subsequently acquired (or, in the case of property, constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within one year after such acquisition (or, in the case of property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or, in the case of property, the construction price) thereof;
(4) liens in favor of the Company or any Restricted Subsidiary; (5) liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute; (6) liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business; (7) liens to secure nonrecourse obligations in connection with the Company's or a Restricted Subsidiary's engaging in leveraged or single-investor lease transactions; and (8) any extension, renewal or replacement of the foregoing. (Section 1104)

    "Consolidated Net Tangible Assets" means, at any date, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (due within one year) as shown on such balance sheet, (b) investments in and advances to subsidiaries of the Company other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting, and (c) intangible assets. "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and
(iv) unamortized debt discount and expense, less unamortized premium. (Section
101)

    "Restricted Subsidiary" means each subsidiary of the Company organized under the laws of any State of the United States or the District of Columbia. (Section
101)

    CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE COMPANY. The Company shall not consolidate with or merge into any other corporation or sell its assets substantially as an entirety, unless (1) the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires its assets is a corporation all of the voting capital stock of which is owned by IBM or any successor thereto, is organized in the United States, and expressly assumes the due and punctual payment of the principal of, and premium and interest, if any, on, all the Securities and the performance of every covenant of the Indenture on the part of the Company and (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing. Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale is made shall succeed to, and be substituted for, the Company under the Indenture. (Sections 901 and 902)

    EVENT RISK. Except as set forth (x) under "The Company" with respect to the Support Agreement between IBM and the Company, pursuant to which, subject to certain exceptions, IBM agrees to maintain ownership of 100% of the voting capital stock of the Company and to cause the Company to have a tangible net worth of $1.00 as long as the Securities are outstanding, and (y) above under the heading "Covenants", the Indenture and Securities do not contain any covenants or other provisions designed to afford holders of the Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The Indenture provides that, if an Event of Default specified therein with respect to any series of Securities shall have happened and be continuing, either the Trustee or the Holders of 25% in principal amount of the Outstanding Securities of such series may declare the principal of all the Securities of such series, together with accrued interest thereon, to be due and payable. (Section 602)

    Events of Default in respect of any series are defined in the Indenture as being: default for 30 days in payment of any interest installment when due, and default in payment of principal of, or premium, if any, on, Securities of such series when due either at their stated maturity, by declaration, when called for redemption or otherwise; default in the making of any sinking fund payment when due; default for 90 days after notice to the Company by the Trustee or by Holders of 25% in principal amount of the Outstanding Securities of such series in the performance of any covenant in the Indenture with respect to Securities of such series; and certain events of bankruptcy, insolvency and reorganization. No Event of Default with respect to a single series of indebtedness issued under the Indenture (and any supplemental indentures) constitutes an Event of Default with respect to any other series of indebtedness issued thereunder. (Section
601)

    The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to the Securities of any series, give to the Holders of the Securities of such series notice of all uncured and unwaived defaults known to it; PROVIDED that, except in the case of default in the payment of principal of, or premium or interest, if any, on, any of the Securities of such series, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of the Securities of such series. The term "default" for the purpose of this provision only means the happening of any of the Events of Default specified above, except that any grace period or notice requirement is eliminated. (Section 702)

    The Indenture contains provisions entitling the Trustee, subject to the duty of the Trustee during an Event of Default to act with the required standard of care, to be indemnified by the Holders of the Securities before proceeding to exercise any right or power under the Indenture at the request of Holders of the Securities. (Section 703)

    The Indenture provides that the Holders of a majority in principal amount of the Outstanding Securities of any series may direct the time, method and place of conducting proceedings for remedies available to the Trustee, or exercising any trust or power conferred on the Trustee in respect of such series. (Section
612)

    The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default, or specifying any default that exists. (Section 1105)

    In certain cases, the Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all Securities of such series waive any past default or Event of Default with respect to the Securities of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the Securities of such series. (Section 613)

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company and the Trustee thereunder may, without the consent of any Holders of Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of Securities or curing ambiguities or inconsistencies in the Indenture or making other provisions, provided such action shall not adversely affect the interests of the Holders of any series of Securities in any material respect. (Section 1001)

    The Indenture contains provisions permitting the Company, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Securities of such series, except that no such supplemental indenture may, without the consent of the Holders of all the Outstanding Securities affected thereby, among other things: (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security; (ii) reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any Security; (iii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the Maturity thereof; (iv) change any Place of Payment where, or the currency, currencies or currency unit or units in which, any Security or any premium or interest thereon is payable; (v) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); (vi) affect adversely the terms, if any, of conversion of any Security into stock or other securities of the Company or of any other corporation; (vii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; (viii) change any obligation of the Company, with respect to Outstanding Securities of a series, to maintain an office or agency in the places and for the purposes specified in the Indenture for such series; or (ix) modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of Outstanding Securities the consent of the Holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the Holders of a specified percentage of the aggregate principal amount of Outstanding Securities of such series or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby. (Section 1002)

WAIVER OF CERTAIN COVENANTS

    The Indenture provides that the Company may omit to comply with the restrictive covenants described above under "Covenants--LIMITATIONS ON LIENS" if the Holders of not less than a majority in principal amount of all series of Outstanding Securities affected thereby (acting as one class) waive compliance with such restrictive covenants. (Section 1106)

MEETINGS

    The Indenture contains provisions for convening meetings of the Holders of Securities of any series. (Section 1401) A meeting may be called at any time by the Trustee under the Indenture, and also, upon request, by the Company or the Holder of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Persons entitled to vote a majority in principal amount of the Outstanding Securities of a series will constitute a quorum at a meeting of Holders of Securities of such series, except that in the absence of a quorum, if the meeting was called by the Company or the Trustee, it will be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for a period of not less than 10 days. Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above under "Modification of the Indenture", and subject to provisions described in the last sentence under this subheading, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; PROVIDED HOWEVER, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is equal to or less than a majority, in principal amount of Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. With respect to any consent, waiver or other action which the Indenture expressly provides may be given by the Holders of a specified percentage of Outstanding Securities of all series affected thereby (acting as one class), only the principal amount of Outstanding Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of Outstanding Securities of all series affected thereby favoring such action. (Section 1404)

NOTICES

    Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least once in a daily newspaper in New York City and in London and in such other city or cities as may be specified in such Bearer Securities and will be mailed to such Persons whose names and addresses were previously filed with the Trustee, within the time prescribed for the giving of such notice. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

TITLE

    Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security or related coupon and the registered owner of any Registered Security (including Registered Securities in global registered form) as the absolute owner thereof (whether or not such Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section
407)

REPLACEMENT OF SECURITIES AND COUPONS

    Any mutilated Security and any Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such mutilated Security or Security with a mutilated coupon to the Trustee. Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced (upon surrender to the Trustee of the Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Security in exchange for the Security to which such coupon appertains. In the case of a destroyed, lost or stolen Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Security or coupon before a replacement Security will be issued. (Section 405)

SATISFACTION AND DISCHARGE; DEFEASANCE

    At the request of the Company, the Indenture will cease to be in effect as to the Securities of any series (except for certain obligations of the Company to register the transfer or exchange of such Securities and related coupons, if any, and hold moneys for payment of such Securities and coupons in trust) when either (a) all such Securities and coupons have been delivered to the Trustee for cancelation, or (b) such Securities and coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and the Company has deposited with the Trustee, in trust, money, in the currency, currencies or currency unit or units in which such Securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such Securities on the dates such payments are due in accordance with the terms of such Securities. (Section 501)

    Unless the applicable Prospectus Supplement provides otherwise, the Company at its option (a) will be deemed Discharged from any and all obligations in respect to the Securities of a series (except for certain obligations with respect to such Securities to register the transfer or exchange of Securities and related coupons, if any, replace stolen, lost or mutilated Securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants in the Indenture (including those described above under "Covenants--LIMITATIONS ON LIENS") with respect to such Securities, in each case after the Company deposits with the Trustee, in trust, money, or, in the case of Securities and coupons denominated in U.S. dollars, U.S. Government Obligations or, in the case of Securities and coupons denominated in a foreign currency, Foreign Government Securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay in the currency, currencies or currency unit or units in which such Securities are payable all the principal of, and premium and interest, if any, on such Securities on the dates such payments are due in accordance with the terms of such Securities. Among the conditions to the Company's exercising any such option, the Company is required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of such Securities to recognize income, gain or loss for United States Federal income tax purposes and that the Holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised. (Section 503)

GOVERNING LAW

    The Indenture, the Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 112)

CONCERNING THE TRUSTEE

    The Company may from time to time maintain lines of credit, and have other customary banking relationships, with the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

    The Company may sell the Securities in any of three ways: (i) through underwriters; (ii) through agents; or (iii) directly to purchasers. The Prospectus Supplement with respect to each series of Securities will set forth the terms of the offering of the Securities of such series, including the name or names of any underwriters, the purchase price and the proceeds to the Company from such sale, and underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the Securities of such series may be listed.

    If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase Securities will be subject to certain conditions precedent and the underwriters will be obliged to purchase all the Securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

    Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be obligated to use its reasonable efforts to solicit offers to purchase Securities for the period of its appointment.

    As one of the means of direct issuance of the Securities, the Company may utilize an electronic auction of Securities to purchasers eligible to participate in such auctions, as such auctions may be described in the applicable Prospectus Supplement.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

    Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Securities in bearer form are subject to U.S. tax law requirements and may be not offered, sold or delivered within the United States or to a U.S. person, except in certain transactions permitted by U.S. tax regulations. Terms used in this paragraph have the meanings given to them by the U.S. Internal Revenue Code and regulations thereunder.

    Each underwriter, dealer and agent participating in the distribution of any Securities that are issuable in bearer form will agree that, except as permitted by its agreement with the Company (or with another underwriter, pursuant to that underwriter's agreement with the Company) it will not offer, sell or deliver such Securities, (i) as part of their distribution at any time or (ii) otherwise until 40 days after the closing date for such Securities, within the United States or to, or for the account or benefit of, U.S. persons.

    Each series of Securities will be a new issue of securities with no established trading market. Any underwriters to whom Securities are sold by the Company for public offering and sale may make a market in such Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Securities.

                                    EXPERTS

    The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following statement sets forth the estimated amounts of expenses, other than underwriting or agency discounts or commissions, to be borne by the Company in connection with the distribution of the Debt Securities registered hereby:

        Securities and Exchange Commission Registration Fee.....................  $1,475,000
        Trustee's Fees..........................................................     50,000
        Printing and Engraving Expenses.........................................    120,000
        Rating Agency Fees......................................................    150,000
        Accounting Fees and Expenses............................................     50,000
        Legal Fees and Expenses.................................................     50,000
        Blue Sky Fees and Expenses..............................................     50,000
        Listing Fees............................................................     70,000
        Miscellaneous Expenses..................................................     20,000
                                                                                  ---------
              Total Expenses....................................................  $2,035,000
                                                                                  ---------
                                                                                  ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 145 of the General Corporation Law of Delaware.

ITEM 16. EXHIBITS.

   (1)(a)  --Form of Underwriting Agreement (incorporated by reference to Exhibit 1(a) to the Company's Current Report on Form 8-K dated November 9, 1990, electronically transmitted to the Securities and Exchange Commission on
             November 9, 1990).
      (b)  --Form of Agency Agreement dated March 13, 1992, as amended August 12, 1992,
             April 13, 1993, June 11, 1993, August 17, 1993, January 6, 1994, November
             17, 1994, August 8, 1996 and June 27, 1997 among the Company, CS First
             Boston Corporation, Goldman Sachs & Co., Lehman Brothers, Lehman Special
             Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch,
             Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated,
             Salomon Brothers Inc, and Smith Barney Inc. as Agents (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated
             March 13, 1992, electronically transmitted to the Securities and Exchange
             Commission on March 13, 1992, incorporated by reference to Exhibit 1 to the
             Company's Current Report on Form 8-K dated August 12, 1992, electronically transmitted to the Securities and Exchange Commission on August 12, 1992,
             incorporated by reference to Exhibit 1 to the Company's Current Report on
             Form 8-K dated April 13, 1993, electronically transmitted to the Securities and Exchange Commission on April 13, 1993, incorporated by reference to
             Exhibit 1 to the Company's Current Report on Form 8-K dated June 11, 1993, electronically transmitted to the Securities and Exchange Commission on June
             11, 1993, incorporated by reference to Exhibit 1 to the Company's Current
             Report on Form 8-K dated August 17, 1993, electronically transmitted to the
             Securities and Exchange Commission on August 17, 1993, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated
             November 17, 1994, electronically transmitted to the Securities and Exchange
             Commission on November 18, 1994, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated and electronically transmitted to the Securities and Exchange Commission on August 9, 1996 and
             incorporated by reference to Exhibit 1 to the Company's Current Report on
             Form 8-K dated and electronically transmitted to the Securities and Exchange
             Commission on June 27, 1997).

   (4)(a)  --Form of Indenture dated as of January 15, 1989, between the Company and The
             Chase Manhattan Bank (National Association), as Trustee (incorporated by reference to Exhibit 4 to Amendment No. 1 to the Company's Registration
             Statement on Form S-3 (Registration No. 33-27339) ("Amendment No. 1"),
             electronically transmitted to the Securities and Exchange Commission on
             April 3, 1989).
      (b)  --First Supplemental Indenture dated as of April 29, 1997 to Indenture dated as of January 15, 1989 between the Company and The Chase Manhattan Bank
             (National Association) (incorporated by reference to Exhibit 4(b) to the
             Company's Registration Statement on Form S-3 (Registration No. 333-26211),
             electronically transmitted to the Securities and Exchange Commission on
             April 30, 1997).
      (c)  --Form of Fixed Rate Non-Redeemable Medium-Term Note (incorporated by reference to Exhibit 4(a) to Amendment No. 1).
      (d)  --Form of Fixed Rate Redeemable Medium-Term Note (incorporated by reference to
             Exhibit 4(b) to Amendment No. 1).
      (e)  --Form of Floating Rate Non-Redeemable Medium-Term Note (incorporated by reference to Exhibit 4(c) to Amendment No. 1).
      (f)  --Form of Fixed Rate Security with Optional Redemption (incorporated by reference to Exhibit 4(g) to Amendment No. 1).
      (g)  --Form of Fixed Rate Security with Optional Redemption and Sinking Fund
             (incorporated by reference to Exhibit 4(h) to Amendment No. 1).
      (h)  --Form of Extendible Security with Optional Redemption (incorporated by reference to Exhibit 4(i) to Amendment No. 1).
      (i)  --Form of Zero Coupon Security with Optional Redemption (incorporated by reference to Exhibit 4(j) to Amendment No. 1).
      (j)  --Form of Original Issue Discount Security with Optional Redemption
             (incorporated by reference to Exhibit 4(k) to Amendment No. 1).
      (5)  --Opinion of John J. Shay, Jr., Esq.*
     (12)  --Computation of Ratio of Earnings to Fixed Charges.*
  (23)(a)  --Consent of Price Waterhouse LLP.*
      (b)  --Consent of Counsel (included in Exhibit 5).*
  (24)(a)  --Power of Attorney of W. Wilson Lowery, Jr. (incorporated by reference to
             Exhibit IV(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, electronically transmitted to the Securities and Exchange Commission on March 18, 1996).
      (b)  --Power of Attorney of Jeffrey D. Serkes (incorporated by reference to Exhibit
             IV(j) to the Company's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1995, electronically transmitted to the Securities and Exchange
             Commission on March 18, 1996).
      (c)  --Power of Attorney of Kimberly A. Kispert (incorporated by reference to
             Exhibit 24(c) to the Company's Registration Statement on Form S-3
             (Registration No. 333-26211), electronically transmitted to the Securities and Exchange Commission on April 30, 1997).
     (25)  --Statement of Eligibility and Qualification on Form T-1 of The Chase
             Manhattan Bank (National Association) to act as Trustee under the
             Indenture.*

------------------------

*   Filed electronically herewith.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K)
    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on the 19th day of December, 1997.

                                IBM CREDIT CORPORATION
                                By                       *
                                     -----------------------------------------
                                              Vice President, Finance

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

                                           President and Chairman
                    *                        of the Board
----------------------------------------     (Principal Executive
         (W. Wilson Lowery, Jr.)             Officer)

                                           Vice President, Finance
                    *                        and Director
----------------------------------------     (Principal Financial
          (Kimberly A. Kispert)              and Accounting                     December 19, 1997
                                             Officer)

                    *
----------------------------------------   Director
           (Jeffrey D. Serkes)

*By:    /s/ JOHN J. SHAY, JR.
      -------------------------
         (John J. Shay, Jr.,
          ATTORNEY-IN-FACT)

                            DESCRIPTION OF EXHIBITS
                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER
---------
 (1)(a)    --         Form of Underwriting Agreement (incorporated by reference to Exhibit 1(a) to the Company's Current
                      Report on Form 8-K dated November 9, 1990, electronically transmitted to the Securities and Exchange
                      Commission on November 9, 1990).
   (b)     --         Form of Agency Agreement dated March 13, 1992, as amended August 12, 1992, April 13, 1993, June 11,
                      1993, August 17, 1993, January 6, 1994, November 17, 1994, August 8, 1996 and June 27, 1997 among the Company, CS First Boston Corporation, Goldman Sachs & Co., Lehman Brothers, Lehman Special
                      Securities Inc., Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated, Morgan Stanley & Co. Incorporated, Salomon Brothers Inc, and Smith Barney Inc. as
                      Agents (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated
                      March 13, 1992, electronically transmitted to the Securities and Exchange Commission on March 13,
                      1992, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated
                      August 12, 1992, electronically transmitted to the Securities and Exchange Commission on August 12,
                      1992, incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated April
                      13, 1993, electronically transmitted to the Securities and Exchange Commission on April 13, 1993,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated June 11,
                      1993, electronically transmitted to the Securities and Exchange Commission on June 11, 1993,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated August 17,
                      1993, electronically transmitted to the Securities and Exchange Commission on August 17, 1993,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated November
                      17, 1994, electronically transmitted to the Securities and Exchange Commission on November 18, 1994,
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated and electronically transmitted to the Securities and Exchange Commission on August 9, 1996 and
                      incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated and electronically transmitted to the Securities and Exchange Commission on June 27, 1997).
 (4)(a)    --         Form of Indenture dated as of January 15, 1989, between the Company and The Chase Manhattan Bank
                      (National Association), as Trustee (incorporated by reference to Exhibit 4 to Amendment No. 1 to the
                      Company's Registration Statement on Form S-3 (Registration No. 33-27339) ("Amendment No. 1"),
                      electronically transmitted to the Securities and Exchange Commission on April 3, 1989).
   (b)     --         First Supplemental Indenture dated as of April 29, 1997, to Indenture dated as of January 15, 1989 between the Company and The Chase Manhattan Bank (National Association) (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-3 (Registration No. 333-26211),
                      electronically transmitted to the Securities and Exchange Commission on April 30, 1997).
   (c)     --         Form of Fixed Rate Non-Redeemable Medium-Term Note (incorporated by reference to Exhibit 4(a) to
                      Amendment No. 1).
   (d)     --         Form of Fixed Rate Redeemable Medium-Term Note (incorporated by reference to Exhibit 4(b) to
                      Amendment No. 1).
   (e)     --         Form of Floating Rate Non-Redeemable Medium-Term Note (incorporated by reference to Exhibit 4(c) to
                      Amendment No. 1).
   (f)     --         Form of Fixed Rate Security with Optional Redemption (incorporated by reference to Exhibit 4(g) to
                      Amendment No. 1).
   (g)     --         Form of Fixed Rate Security with Optional Redemption and Sinking Fund (incorporated by reference to
                      Exhibit 4(h) to Amendment No. 1).
   (h)     --         Form of Extendible Security with Optional Redemption (incorporated by reference to Exhibit 4(i) to
                      Amendment No. 1).

 EXHIBIT
 NUMBER
---------
   (i)     --         Form of Zero Coupon Security with Optional Redemption (incorporated by reference to Exhibit 4(j) to
                      Amendment No. 1).
   (j)     --         Form of Original Issue Discount Security with Optional Redemption (incorporated by reference to
                      Exhibit 4(k) to Amendment No. 1).
 (5)       --         Opinion of John J. Shay, Jr., Esq.*
(12)       --         Computation of Ratio of Earnings to Fixed Charges.*
(23)(a)    --         Consent of Price Waterhouse LLP.*
   (b)     --         Consent of Counsel (included in Exhibit 5).*
(24)(a)    --         Power of Attorney of W. Wilson Lowery, Jr. (incorporated by reference to Exhibit IV(a) to the
                      Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, electronically transmitted to the Securities and Exchange Commission on March 18, 1996).
   (b)     --         Power of Attorney of Jeffrey D. Serkes (incorporated by reference to Exhibit IV(j) to the Company's
                      Annual Report on Form 10-K for the fiscal year ended December 31, 1995, electronically transmitted to the Securities and Exchange Commission on March 18, 1996).
   (c)     --         Power of Attorney of Kimberly A. Kispert (incorporated by reference to Exhibit 24(c) to the
                      Company's Registration Statement on Form S-3 (Registration No. 333-26211), electronically transmitted to the Securities and Exchange Commission on April 30, 1997).
(25)       --         Statement of Eligibility and Qualification on Form T-1 of The Chase Manhattan Bank (National
                      Association) to act as Trustee under the Indenture.*

-------------------

*   Filed electronically herewith.